Radient Pharmaceuticals Announces Proxy Resolutions Approved
at Special Meeting of Stockholders

TUSTIN, Calif., Nov. 4, 2011 /PRNewswire via COMTEX/ -- Radient Pharmaceuticals Corporation (OTCQX:RXPC) (OTCPK:RXPC), a developer and marketer of In Vitro Diagnostic (IVD) cancer tests, today announced that all six proxy resolutions passed at a special meeting of shareholders today.

The Company's proxy statement was filed with the Securities and Exchange Commission on October 14, 2011 is available at www.sec.gov and on the Company's web site: www.radient-pharma.com Radient Pharmaceuticals also announced that it has retained E & E Communications, Laguna Hills, California, and its principal, Paul Knopick, to assist with its public and investor relations program.

The following table is intended to provide the latest information on Radient's business metrics.

Radient's Business Metrics

Cash on hand: $165,000*
*Approximate amount as of November 2, 2011

Common Shares Outstanding:  647 million*
*Approximate number as of November 2, 2011.
750 million shares authorized.

Outstanding Warrants & Options:  110 million*
*Approximate number as of November 2, 2011

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure? cancer test kit for colorectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

Paul KnopickE & E Communications949.707.5365pknopick@eandecommunications.com

SOURCE Radient Pharmaceuticals Corporation